                                                                    EXHIBIT 99.1

                                               FOR: SKILLSOFT PLC
                                                    COMPANY CONTACT:
                                                    Tom McDonald
                                                    Chief Financial Officer
                                                    (603) 324-3000, x4232

FOR IMMEDIATE RELEASE

                                                    INVESTOR CONTACTS:
                                                    Michael Polyviou/Kirin Smith
                                                    Financial Dynamics
                                                    (212) 850-5748

SKILLSOFT REPORTS FOURTH QUARTER AND FISCAL 2004 RESULTS; FOURTH QUARTER REVENUE
 OF $54.8 MILLION AND ANNUAL REVENUE OF $193.5 MILLION EXCEED PREVIOUSLY STATED
  TARGETS; YEAR-END BACKLOG APPROXIMATELY $170 MILLION, OR 76% OF FISCAL 2005
                            REVENUE TARGET MID-POINT

NASHUA, NH, MARCH 22, 2004 - SkillSoft PLC (NASDAQ: SKIL), a leading provider of e-learning courseware and Referenceware(R) for business and IT professionals, today announced financial results for its fiscal fourth quarter and year ended January 31, 2004.

FOURTH QUARTER RESULTS

The Company reported total revenue of $54.8 million for the fourth quarter of the fiscal year ended January 31, 2004 (fiscal 2004), which represented a 28% increase over the $42.9 million reported in the fiscal 2003 fourth quarter. Gross margin was 92% for its fiscal 2004 fourth quarter compared to 91% for its fiscal 2004 third quarter and 88% for its fourth quarter of fiscal 2003.

The Company's net income was $6.1 million, or $0.06 per basic and diluted share, for its fiscal 2004 fourth quarter. Fourth quarter net income includes restatement expenses of $1.4 million, or $0.01 per basic and diluted share, for costs incurred in connection with restructuring activities and the restatement of the historical SmartForce PLC financial statements. Expenses that reduced net income also included incremental research and development costs of $2.3 million, or $0.02 per diluted share, related to a Company initiative for content offerings and improvements and platform improvements, and non-cash charges of $4.8 million, or $0.04 per diluted share, for depreciation and amortization expense. SkillSoft reported a net loss of $21.9 million, or $0.22 per diluted share, for its fiscal 2004 third quarter and a net loss of $269.9 million, or $2.71 per basic and diluted share, for the fiscal 2003 fourth quarter.

"Our achievements in 2004 have established the foundation for future profitability and cash flow generation," commented Chuck Moran, President and Chief Executive Officer. "We have entered fiscal 2005 with a lot of positive momentum and we are currently focused on executing our operational plan for fiscal 2005 - with the benefit of having many of the prior operational distractions put behind us in fiscal 2004."

The improvement in gross margins sequentially from 91% in the quarter ended October 31, 2003 to 92% for the quarter ended January 31, 2004 was due mainly to the mix of royalty and non-royalty bearing products. Research and development expenses decreased to $13.0 million in the fiscal 2004 fourth quarter from $15.2 million in the previous quarter due to the completion of merger-related research and development activities, specifically, the repurposing of SmartForce content, platform and other technologies in order make them compliant with SkillSoft's standards and policies in the quarter ended October 31, 2003. Sales and marketing expenses decreased slightly to $20.1 million in the fiscal 2004 fourth quarter from $20.8 million in the previous quarter. This decrease was primarily due to the lower commission expense resulting from the reconciliation in the fourth quarter of accrued expenses to actual commissions earned. This exercise was performed upon completion of our fourth quarter, which is SkillSoft's largest seasonal booking quarter, when worldwide sales quota attainment can more readily be measured for every salesperson on an annual basis. General and administrative expenses increased to $7.6 million in the fiscal 2004 fourth quarter compared to $6.9 million the previous quarter mainly due to public company costs including legal, audit and Sarbanes-Oxley compliance. Restatement and restructuring related expenses decreased to $1.4 million in the fiscal 2004 fourth quarter as compared to $5.3 million in the previous quarter. This expense decreased primarily because the restatement of the historical SmartForce financial statements was substantially completed in the fiscal 2004 third quarter. The expense reflected in the fourth quarter relates to the 2002 securities class action lawsuits, the SEC investigation related to the restatement and costs related to the restatement of the SmartForce PLC historical financial statements.

SkillSoft had approximately $86 million in cash and investments as of January 31, 2004.

In order to adequately assess the Company's collection efforts, taking into account the seasonality of the Company's business, the Company believes that it is most useful to compare current period days sales outstanding (DSOs) to the prior year period. Given the quarterly seasonality of bookings, the deferral from revenue of subscription billings may increase or decrease the DSOs on sequential quarterly comparisons.

SkillSoft's DSOs were in the targeted range for the fiscal 2004 fourth quarter. On a net basis, which considers only receivable balances for which revenue has been recorded, DSOs were 13 days in the fiscal 2004 fourth quarter as compared to 33 days in the year ago period and 11 days in the third quarter of fiscal 2004. On a gross basis, which considers all items billed as receivables, DSOs were 122 days in the fiscal 2004 fourth quarter compared to 141 days in the year ago quarter and 85 days in the third quarter of fiscal 2004.

FISCAL YEAR RESULTS

For the fiscal year ended January 31, 2004, SkillSoft reported revenue of $193.5 million as compared to $101.5 million in the fiscal year ended January 31, 2003. The net loss for fiscal 2004 was $81.5 million, or $0.81 per basic and diluted share, compared to the net loss of $284.0 million, or $4.40 per basic and diluted share, for fiscal 2003.

At January 31, 2004, the Company had deferred revenue of $134 million and a 12-month non-cancelable revenue backlog of approximately $170 million (which includes deferred revenue and committed contracts), which represents approximately 76% of the Company's revenue expectation for fiscal 2005. Deferred revenue exceeded the Company's expectations due to improved renewal rates in the fourth quarter as compared to the third quarter, and strong new billing in the fourth quarter. The revenue related to these new billings, relating to acquired and expanded product offerings for multi-modal learning (MML) customers, resellers and product/service bundle customers, conform to the SkillSoft subscription-based revenue recognition model, which increases future revenue visibility.

The Company's dollar weighted renewal rate was 65% for the year ended January 31, 2004, compared to 55% for the prior year. The improvement in renewal rates reflects increased customer satisfaction, but still indicates a cautious corporate spending environment and tough competition. Customers upgraded their annual dollar commitment to the Company by an average of 121% for the year ended January 31, 2004, compared to 128% for the prior year.

FISCAL 2005 OUTLOOK

Based on the above fiscal 2004 fourth quarter results, the Company's fiscal 2005 outlook, as set forth in its press release issued on March 12, 2004, remains unchanged. A copy of this release may be viewed in the Investor Relations section of the Company's Web site at www.skillsoft.com.

CONFERENCE CALL

In conjunction with the release, management will conduct a conference call on Tuesday, March 23, 2004 at 10:00 a.m. ET to discuss the Company's fiscal 2004 fourth quarter and fiscal 2004 results. Chuck Moran, President and Chief Executive Officer, and Tom McDonald, Chief Financial Officer, will host the call.

To participate in the conference call, local and international callers can dial
(706) 634-7038. The live conference call will be available via the Internet by accessing the SkillSoft Web site at www.skillsoft.com. Please go to the Web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

A replay will be available from 1:00 p.m. ET on March 23, 2004 until 11:59 p.m. ET on March 30, 2004. The replay number is (706) 645-9291, passcode: 6155782. A webcast replay will also be available on SkillSoft's Web site at www.skillsoft.com.

ABOUT SKILLSOFT

SkillSoft is a leading global provider of e-learning content and technology products for business and information technology (IT) professionals within the Global 2000. SkillSoft's multi-modal learning solutions support and enhance the speed and effectiveness of both formal and informal learning processes and integrate SkillSoft's in-depth courseware, learning management platform technology and support services.

Content offerings include SkillSoft's Business Skills Library and IT Skills and Certification Library; ITPro, BusinessPro, FinancePro, and OfficeEssentials Referenceware(R) collections by Books24x7; and health and safety compliance courseware by GoTrain.

For more information, visit www.skillsoft.com

This release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Factors that could cause or contribute to such differences include difficulties in integrating the organizations of SmartForce and SkillSoft, competitive pressures, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation and other matters disclosed under the heading "Future Operating Results" in SkillSoft's Quarterly Report on Form 10-Q for the quarter ended October 31, 2003, as filed with the Securities and Exchange Commission. The forward-looking statements provided by the Company in this press release represent the Company's views as of March 22, 2004. The Company anticipates that subsequent events and developments may cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this release.

                                       ###

                         SKILLSOFT PLC AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                                           THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                              JANUARY, 31                     JANUARY, 31
                                                                         2004             2003           2004              2003
                                                                         ----             ----           ----              ----
Revenues                                                           $      54,761   $      42,914    $     193,475    $     101,470
Cost of revenues                                                           4,163           4,988           18,397           11,548
                                                                   -------------   -------------    -------------    -------------
  Gross profit                                                            50,598          37,926          175,078           89,922

Operating expenses:
  Research and development                                                13,024          14,218           53,627           29,104
  Selling and marketing                                                   20,128          21,107           87,532           52,691
  General and administrative                                               7,602           6,735           27,633           17,914
  Litigation settlement                                                       --              --           62,250               --
  Amortization of stock-based compensation                                   349             496            1,986            1,634
  Amortization of intangible assets                                        2,574           2,696           10,072            4,683
  Impairment charge                                                           --         250,107               --          250,107
  Restructuring and other non-recurring items                              1,403          12,679           18,228           19,286
                                                                   -------------   -------------    -------------    -------------
Total operating expenses                                                  45,080         308,038          261,328          375,419
Other income (expense), net                                                  514            (154)             786             (282)
Interest income, net                                                         106             703              786            2,165
Gain on sale of investments, net                                              --                            3,682
                                                                   -------------   -------------    -------------    -------------
  Income / (loss) before provision for income taxes                        6,138        (269,563)         (80,996)        (283,614)
Provision for income taxes                                                    --             383              528              383
                                                                   -------------   -------------    -------------    -------------
Net income / (loss)                                                $       6,138   $    (269,946)   $     (81,524)   $    (283,997)
                                                                   =============   =============    =============    =============
Net income / (loss), per share, basic                              $        0.06   $       (2.71)   $       (0.81)   $       (4.40)
                                                                   =============   =============    =============    =============
Basic weighted average common shares outstanding                     101,230,885      99,590,000      100,119,931       64,472,000
                                                                   =============   =============    =============    =============
Net income / (loss), per share, diluted                            $        0.06   $       (2.71)   $       (0.81)   $       (4.40)
                                                                   =============   =============    =============    =============
Diluted weighted average common shares outstanding                   108,146,890      99,590,000      100,119,931       64,472,000
                                                                   =============   =============    =============    =============
Pro forma  net income per share reconciliation
 Net income / (loss)                                               $       6,138                    $     (81,524)
 Less: certain cash charges
                R&D expenses - incremental assumed in merger (1)            --                             10,373
                R&D expenses - incremental strategic spend (2)             2,323                            5,280
                G&A litigation settlement (3)                               --                             62,250
                Litigation expenses - other (4)                              129                            2,742
                Restructuring expenses (5)                                    27                            1,858
                Restatement expenses (6)                                   1,376                           16,371
 Less: amortization expense                                                2,923                           12,058
 Less: depreciation expense                                                1,895                            9,208
 Add: gain on sale of investments                                           --                             (3,682)
                                                                   -------------                    -------------
 Pro forma net income                                              $      14,811                    $      34,934
                                                                   =============                    =============
 Diluted weighted average common shares outstanding                  108,146,890                      104,376,888
                                                                   =============                    =============
 Pro forma net income per share, diluted                           $        0.14                    $        0.33
                                                                   =============                    =============
 Pro forma net income per share, basic                             $        0.15                    $        0.35
                                                                   =============                    =============

* The Company is providing pro forma net income as the Company believes that, by excluding certain items incidental to the Company's operations, these figures are helpful in allowing individuals to accurately assess the Company's operations and provide individuals with additional information to more readily compare the Company's results over multiple periods.

(1) costs related to repurposing SmartForce content, platform, and other technology to be compliant with SkillSoft standards and practices

(2) costs related to a Company initiative for content offerings and improvements and platform improvements

(3) Includes settlements for NETg, IPLearn, and the 1998 Class Action Shareholder lawsuit

(4) expenses related to legal actions (discussed in number 3 above) against the company

(5) includes post merger costs associated with the SmartForce PLC and SkillSoft Corporation merger

(6) costs related to the restatement of the SmartForce PLC historical financial statements, 2002 securities class action lawsuits and the SEC investigation related to the restatement

                                  SKILLSOFT PLC
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                         JANUARY 31, 2004         JANUARY 31, 2003
ASSETS
CURRENT ASSETS:
 Cash, cash equivalents and short term investments                           $ 61,340                 $125,031
 Restricted cash                                                               25,044                       --
 Accounts receivable, net                                                      72,775                   66,892
 Prepaid expenses and other current assets                                     24,759                   19,401
                                                                             --------                 --------
Total current assets                                                          183,918                  211,324

 Property and equipment, net                                                    6,447                   11,964
 Goodwill                                                                     125,878                  119,427
 Acquired intangible assets, net                                               25,745                   34,290
 Long term investments                                                            266                      633
 Other assets                                                                     124                      499
                                                                             --------                 --------
Total assets                                                                 $342,378                 $378,137
                                                                             ========                 ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable                                                            $  6,588                 $ 10,672
 Accrued expenses                                                              75,617                   59,821
 Deferred revenue                                                             134,328                  109,009
                                                                             --------                 --------
 Total current liabilities                                                    216,533                  179,502
 Total long term liabilities                                                    8,337                    7,548
 Total stockholder's equity                                                   117,508                  191,087
                                                                             --------                 --------
 Total liabilities and shareholders' equity                                  $342,378                 $378,137
                                                                             ========                 ========